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                              BALDWIN & LYONS, INC.

                              FORM 10-Q, EXHIBIT 11

                        COMPUTATION OF EARNINGS PER SHARE

                                                   THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                        JUNE 30                              JUNE 30
                                            ---------------------------------   ----------------------------------
                                                 2003              2002              2003              2002
                                            ---------------   ---------------   ----------------  ----------------
BASIC:
   Average number of shares
      outstanding                               14,557,643        14,557,064         14,556,018        14,669,313
                                            ===============   ===============   ================  ================

      Net Income                               $10,301,148        $4,922,270        $14,832,872       $10,380,812
                                            ===============   ===============   ================  ================

      Per share amount                               $ .71             $ .34             $ 1.02             $ .71
                                            ===============   ===============   ================  ================


DILUTED:
   Average number of shares
      outstanding                               14,557,643        14,557,064         14,556,018        14,669,313
   Dilutive stock options--based on
      treasury stock method using
      average market price                         157,491           100,641            116,027           100,579
                                            ---------------   ---------------   ----------------  ----------------

      Totals                                    14,715,134        14,657,705         14,672,045        14,769,892
                                            ===============   ===============   ================  ================

      Net Income                               $10,301,148        $4,922,270        $14,832,872       $10,380,812
                                            ===============   ===============   ================  ================

      Per share amount                               $ .70             $ .34             $ 1.01             $ .70
                                            ===============   ===============   ================  ================

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